SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Renal Care Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

RENAL CARE GROUP, INC.

2525 West End Avenue, Suite 600
Nashville, Tennessee 37203

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Wednesday, June 11, 2003

To the shareholders of Renal Care Group, Inc.:

      We will hold the 2003 annual meeting of the shareholders of Renal Care Group, Inc. at the Nashville Marriott at Vanderbilt University, 2555 West End Avenue, Nashville, Tennessee. The annual meeting will be on Wednesday, June 11, 2003 beginning at 9:00 a.m. (Central Daylight Time) for the following purposes:

(1) To elect two Class I directors to serve for a term of three (3) years;

(2) To consider and vote on a proposal to amend the Renal Care Group, Inc. 1999 Long-Term Incentive Plan to increase the number of shares available under the plan; and

(3) To transact such other business as may properly come before the annual meeting or any adjournment or postponement.

      Shareholders of record at the close of business on April 16, 2003 will be entitled to vote at the annual meeting or any adjournment or postponement.

      Please review the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the annual meeting.

By Order of the Board of Directors

DOUGLAS B. CHAPPELL,
Secretary

May 2, 2003

IMPORTANT

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. YOU MAY REVOKE YOUR PROXY PRIOR TO THE VOTING BY FILING WITH THE SECRETARY OF RENAL CARE GROUP A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

RENAL CARE GROUP, INC.

2525 West End Avenue
Suite 600
Nashville, Tennessee 37203

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 11, 2003

      We are furnishing this Proxy Statement to solicit proxies on behalf of the board of directors for the 2003 annual meeting of shareholders of Renal Care Group, Inc. These proxies will be voted at the 2003 annual meeting of shareholders and at any adjournments or postponements. We will hold the 2003 annual meeting at 9:00 a.m. (Central Daylight Time) on Wednesday, June 11, 2003, at the Nashville Marriott at Vanderbilt University, 2555 West End Avenue, Nashville, Tennessee.

      Shareholders of record as of the close of business on April 16, 2003 will be entitled to vote at the 2003 annual meeting and any adjournments. Each share of common stock is entitled to one vote on all matters presented at the meeting. Shareholders do not have the right to cumulate their votes for directors. As of April 16, 2003, there were 48,184,366 shares of common stock outstanding. Renal Care Group is first distributing the notice of the 2003 annual meeting, this Proxy Statement, and the proxy form to shareholders on or about May 2, 2003.

      We will have a quorum at the annual meeting if a majority of the outstanding shares of common stock entitled to vote at the meeting are represented in person or by proxy. If a quorum is not present at the annual meeting, or if for any reason we believe that additional time should be allowed for the solicitation of proxies, then we may adjourn or postpone the meeting with or without a vote of the shareholders. If we propose adjournment, the persons named in the enclosed proxy will vote all shares for which they have proxies in favor of adjournment.

      The persons named in the enclosed proxy will vote all shares of common stock represented by properly executed proxies in accordance with the instructions indicated on the proxy card, unless the proxy is revoked prior to or at the 2003 annual meeting. If a shareholder gives no instructions, the persons named in the enclosed proxy will vote a properly executed proxy in favor of the matters listed in the proxy card. Directors must be elected by a plurality of votes cast. The proposed amendment to the Renal Care Group, Inc. 1999 Long-Term Incentive Plan and any other matters will be determined based upon the vote of the majority of votes cast.

      Shares represented by proxies that are marked “withhold authority” or “abstain” will be counted as shares present for purposes of establishing a quorum. Shares represented by proxies that include broker nonvotes will also be counted as shares present for purposes of establishing a quorum. A broker nonvote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker nonvotes will not be counted as a vote cast or entitled to vote on any matter presented. Abstentions and broker nonvotes will have the effect of a vote against proposal 2.

      We will pay all expenses of the 2003 annual meeting, including the cost of soliciting proxies. We may reimburse persons holding shares in their names for others, or holding shares for others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for their reasonable expenses in forwarding the proxy materials to their principals.

      Any shareholder returning a proxy may revoke that proxy at any time prior to the annual meeting by (a) giving written notice of revocation to Renal Care Group, (b) voting in person at the annual meeting, or (c) executing and delivering to Renal Care Group a proxy bearing a later date.

PROPOSALS FOR SHAREHOLDER ACTION

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

      Our board of directors is composed of three classes, designated Class I, Class II, and Class III. The term of the Class I directors expires at the 2003 annual meeting. The current Class I directors are Stephen D. McMurray, M.D. and William V. Lapham. The nominating and governance committee of the board of directors has designated Stephen D. McMurray, M.D. and William V. Lapham as the nominees for election as Class I directors at the 2003 annual meeting. The term of the Class II directors will expire at the 2004 annual meeting, and the term of the Class III directors will expire at the 2005 annual meeting. The term of a director in each class will be three years or until his or her successor is elected. The continuing Class II directors are Joseph C. Hutts, Harry R. Jacobson, M.D. and Thomas A. Lowery, M.D., and the continuing Class III directors are Kenneth E. Johnson, Jr., M.D. and William P. Johnston.

      The nominees for election at the 2003 annual meeting have consented to be named as candidates in this Proxy Statement and to serve, if elected. We know of no reason why either nominee may be unwilling or unable to serve as a director. If either nominee is unwilling or unable to serve, the persons named in the enclosed proxy will vote the shares represented by all valid proxies for such other person as our board of directors may recommend.

      Directors are elected by a plurality of the votes cast by the shares of common stock represented at the 2003 annual meeting. Therefore, the nominees for election as Class I directors who receive the greatest number of votes cast at the 2003 annual meeting will be elected as Class I directors. Unless the shareholder gives other instructions, the persons named in the accompanying proxy will vote FOR Stephen D. McMurray, M.D. and William V. Lapham as Class I directors.

      Information as to each nominee and the directors continuing as Class II directors and Class III directors follows:

Class I Directors — Nominees for Election at the 2003 Annual Meeting — Term Expiring at the 2006 Annual Meeting

     Stephen D. McMurray, M.D.

     Age — 55

      Dr. McMurray has been a director since 1996. He graduated from Indiana University and Indiana University Medical Center. Dr. McMurray has been a practicing kidney specialist in Fort Wayne, Indiana, since 1977. Dr. McMurray is a member of Indiana Medical Associates, a 46-member multi-specialty physician practice group and currently serves as chairman of its board. He is a member of the board of the Renal Physicians Association, an organization representing kidney physicians in the United States. Dr. McMurray was also a founder of D.M.N. Professional Corporation, one of the companies included in the formation of Renal Care Group in February 1996.

     William V. Lapham

     Age — 64

      Mr. Lapham has been a director since 1999. He served as acting Chief Financial Officer of Uptons, a division of American Retail Group, from January 1999 to June 1999. From 1962 until his retirement in 1998, Mr. Lapham was associated with Ernst & Young LLP and its predecessors, serving as a partner for the last 26 years of his tenure. He was a member of Ernst & Young’s International Council for eight years ending in December 1997. Mr. Lapham is a director of LifePoint Hospitals, Inc., an operator of general, acute care hospitals in non-urban areas, and Avado Brands, Inc., a full-service, casual dining restaurant company. Mr. Lapham chairs the audit committees of both LifePoint Hospitals and Avado Brands.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DR. McMURRAY AND MR. LAPHAM AS CLASS I DIRECTORS.

Current Directors Whose Terms Are Not Expiring at the 2003 Annual Meeting:

Class II Directors — Term Expiring at the 2004 Annual Meeting

     Joseph C. Hutts

     Age — 61

      Mr. Hutts has been a director since 1995. He currently serves as President and Chief Executive Officer of Surgis, Inc., a company that acquires, develops and operates outpatient surgery centers. He was Chairman of the Board, President and Chief Executive Officer of PhyCor, Inc., an operator of multi-specialty medical clinics, from 1988 until his resignation in June of 2000. Mr. Hutts was formerly with Hospital Corporation of America in various positions, the last of which was President, HCA Health Plans. From 1986 to 1988, Mr. Hutts was Vice Chairman and Chief Operating Officer of Equitable HCA Corporation, which did business as Equicor.

     Harry R. Jacobson, M.D.

     Age — 55

      Dr. Jacobson has been a director since 1995 and was Chairman of the Board of Directors from 1995 to 1997. He currently serves as Vice Chancellor for Health Affairs at Vanderbilt University, a position he has held since 1997. As Vice Chancellor for Health Affairs, Dr. Jacobson is the chief executive officer of Vanderbilt University Medical Center, which consists of the Vanderbilt University Schools of Medicine and Nursing, four acute care hospitals and a large integrated provider of outpatient services. He also currently serves as Professor of Medicine at Vanderbilt University Medical Center, a position he has held since 1985. Dr. Jacobson was recently elected to the Institute of Medicine of the National Academy of Sciences. Dr. Jacobson received a B.S. degree from the University of Illinois and his M.D. from the University of Illinois Abraham Lincoln School of Medicine. He completed his internal medicine training at Johns Hopkins Hospital and his nephrology training at Southwestern Medical School in Dallas, Texas.

     Thomas A. Lowery, M.D.

     Age — 59

      Dr. Lowery has been a director since 1996. He is a kidney specialist trained at Baylor College of Medicine and the University of Alabama, Birmingham. He is the Director of the Renal Transplant Program of East Texas Medical Center in Tyler, Texas and is on the Board of the Southwest Transplant Alliance. Dr. Lowery was also a long-time member of the Executive Committee of the Southwest Organ Bank. In addition, he was the founder and remains a partner of Tyler Nephrology Associates, P.A., and he has been with that group and its predecessors since 1979. Dr. Lowery was a founder of one of the companies included in the formation of Renal Care Group in February 1996.

Class III Directors — Term Expiring at the 2005 Annual Meeting

     Kenneth E. Johnson, Jr., M.D.

     Age — 58

      Dr. Johnson has been a director since 1996. He is a kidney specialist trained at the University of Utah. In 1975, Dr. Johnson was a founding partner of Arizona Nephrology Associates and RenalWest, L.C., and he has practiced as a kidney doctor since then in the Phoenix, Arizona area. Dr. Johnson joined the Board of Directors when Renal Care Group acquired RenalWest in September 1996. Dr. Johnson served as the director of the critical care units of two hospitals and served as chairman of several Departments of Medicine in the East Valley area of Mesa, Arizona. Dr. Johnson has been a member of the Medical Review Board of the Regional End Stage Renal Disease Network.

     William P. Johnston

     Age —58

      Mr. Johnston has been a director since November 2002 and was named non-executive Chairman of the Board on March 20, 2003 following the death of Sam Brooks, one of our founders and our Chairman, Chief Executive Officer and President. Mr. Johnston was named executive chairman on April 29, 2003. Mr. Johnston was managing director of SunTrust Robinson Humphrey, the investment banking division of SunTrust Capital Markets, Inc., from August 2001 to December 2002. Previously, Mr. Johnston was vice chairman of SunTrust Equitable Securities Corporation, an investment banking affiliate of SunTrust Banks, Inc., from 1998 through 2001 where he was also chief executive officer from 1998 through April 2000. From 1994 through 1998, he held the positions of chief executive officer, managing director and member of the board of directors of Equitable Securities Corporation, an investment banking firm that was acquired by SunTrust Banks, Inc. in January 1998. He began his professional career practicing law at the Nashville, Tennessee-based firm of Waller Lansden Dortch & Davis.

Board Committees, Attendance, and Compensation of Directors

Committees

      The board of directors has established three committees, the nominating and governance committee, the audit and compliance committee and the compensation committee, each of which has been composed solely of directors who the board of directors has determined are “independent” for purposes of the listing requirements of the New York Stock Exchange. On April 29, 2003 we announced that the board of directors had elected Gary A. Brukardt as our president and chief executive officer and had designated Mr. Johnston as executive chairman. Prior to his designation as executive chairman Mr. Johnston was “independent” for purposes of the New York Stock Exchange’s listing requirements. The board of directors will reconfigure these committees to include only independent directors at its May meeting. The committees are described below.

      Renal Care Group’s nominating and governance committee is composed solely of independent directors. This committee assists the board of directors in fulfilling its oversight responsibilities under the New York Stock Exchange listing standards and Delaware law. This committee is responsible for identifying individuals qualified to serve on the board of directors and recommending director nominees for selection by the full board of directors or shareholders in accordance with Delaware law and our certificate of incorporation and bylaws. This committee is also responsible for identifying individuals qualified to serve as Chief Executive Officer and recommending CEO candidates to the full board of directors. This committee is also responsible for (1) evaluating the Company’s corporate governance policies; (2) developing for adoption by the board of directors a set of formal, written guidelines for corporate governance; and (3) periodically evaluating those policies and guidelines for the purpose of suggesting appropriate improvements. The nominating and governance committee does not consider or accept nominees recommended by shareholders. The nominating and governance committee is chaired by Dr. Jacobson and also includes Mr. Hutts, Mr. Johnston and Mr. Lapham.

      Renal Care Group’s audit and compliance committee is composed solely of independent directors. It approves the annual appointment of Renal Care Group’s independent auditor and, in conjunction with our auditor, reviews and approves the scope of audit and other assignments and related fees. This committee also reviews the accounting principles we use in financial reporting, our internal auditing procedures and the adequacy of our internal control procedures, all in conjunction with Renal Care Group’s independent auditor. The audit and compliance committee also oversees the activities of our internal compliance committee and program and receives reports from that committee and our Compliance Officer. The audit and compliance committee is chaired by Mr. Lapham and also includes Mr. Hutts and Mr. Johnston.

      Renal Care Group’s compensation committee is composed solely of independent directors. It is responsible for establishing salaries, bonuses, and other compensation for the Company’s executive officers and administering Renal Care Group’s stock option plans. The compensation committee is currently chaired by Mr. Hutts and also includes Mr. Lapham and Dr. Jacobson.

     Meetings

      During 2002, the board of directors of the Company held four regularly scheduled meetings and one special meeting. In addition, during 2002, the compensation committee met three times; the audit and compliance committee met three times; and the nominating and governance committee met once. In addition, the chairman of the audit and compliance committee and other committee members met by telephone conference call with management and our internal and independent auditors to review our quarterly results before we released those results to the public. Each director attended at least 75% of the total number of meetings held by the board and its committees on which he served.

     Compensation of Directors

      Members of the board of directors who are employees of Renal Care Group or medical directors of Renal Care Group dialysis facilities do not receive any compensation for serving on the board of directors. In 2002, each non-employee, non-medical director member of the board received a fee of $4,000 for each meeting of the board he attended and a fee of $1,000 for each committee meeting he attended that was not on the same day as a meeting of the board. Committee chairs received an additional annual fee of $2,500. In 2003, each non-employee, non-medical director member of the board will receive an annual retainer of $30,000, a fee of $5,000 for each meeting of the board he attends and a fee of $1,000 for each committee meeting he attends. In 2003, committee chairs will receive an additional annual fee of $5,000. Following his appointment as executive chairman of the board, Mr. Johnston will receive compensation of $400,000 a year and will receive no additional per meeting fees. Mr. Johnston will be eligible for bonuses in the discretion of the board and stock option grants in the discretion of the compensation committee.

      All directors, including members who are employees or medical directors, receive reimbursement of out-of-pocket expenses incurred in connection with attending meetings of the board of directors or its committees.

      We maintain the Renal Care Group, Inc. 1996 Stock Option Plan for Outside Directors to provide for grants of options to our non-employee directors. This plan provides for automatic grants to directors who are (1) not employees of the Company, (2) not the Chairman or Vice Chairman of the board of directors, and (3) not a party to, and whose medical practices are not a party to, a medical director agreement with Renal Care Group that is in force. This plan provides for an initial grant to each eligible director of 11,250 shares on the date such person first becomes a director and subsequent annual grants of options to purchase 5,625 shares of common stock following each annual meeting. The annual grants are made on the day following each annual meeting of shareholders.

PROPOSAL 2

APPROVAL OF PROPOSED AMENDMENT TO THE

RENAL CARE GROUP, INC. 1999 LONG-TERM INCENTIVE PLAN

      The board of directors adopted the Renal Care Group, Inc. 1999 Long-Term Incentive Plan in April 1999, and the shareholders approved it at the 1999 annual meeting. In 2000, 2001 and 2002, the board of directors approved amendments to this plan, and these amendments became effective upon approval by the shareholders at the annual meetings in each of those years. Under the Long-Term Incentive Plan, Renal Care Group has reserved a total of 5,500,000 shares of common stock for issuance upon the grant or exercise of awards. The board of directors has adopted resolutions approving and recommending to the shareholders an amendment to the Long-Term Incentive Plan that would increase the number of shares reserved for issuance under the Long-Term Incentive Plan from 5,500,000 to 7,500,000 shares. If you approve this amendment, it will be effective on the date of the 2003 annual meeting.

      A summary of the Long-Term Incentive Plan is set forth below. The summary is qualified by reference to the full text of the Long-Term Incentive Plan. The full text of the Long-Term Incentive Plan is included in this Proxy Statement as Appendix A.

General

      The purpose of the Long-Term Incentive Plan is to promote the success and enhance the value of Renal Care Group by linking the personal interests of employees, officers, consultants and directors to the interests of the shareholders, and by giving these employees, officers, consultants and directors an incentive for outstanding performance. As of March 31, 2003, there were approximately 300 persons eligible to participate in the Long-Term Incentive Plan.

      The Long-Term Incentive Plan allows the compensation committee to grant awards to employees, officers, consultants and directors of Renal Care Group or its subsidiaries in the following forms: (i) options to purchase shares of common stock which may be incentive stock options or nonqualified stock options; (ii) stock appreciation rights; (iii) performance units; (iv) restricted stock; (v) dividend equivalents; (vi) other stock-based awards; or (vii) any other right or interest relating to common stock or cash. The maximum number of shares of common stock with respect to one or more options and/or stock appreciation rights that may be granted during any one calendar year under the Long-Term Incentive Plan to any one participant is 300,000, and the maximum aggregate number of shares of common stock that may be issued as restricted stock awards in any year is ten percent of the number of shares available for grant.

      Pursuant to Section 162(m) of the Code, we may not deduct compensation in excess of $1 million paid to the President and our four next most highly compensated executive officers. The Long-Term Incentive Plan is designed to comply with Code Section 162(m) so that grants of options and SARs under the Long-Term Incentive Plan, and other awards, such as performance units, that are conditioned on the performance goals, will be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and will be fully deductible.

Administration

      The Long-Term Incentive Plan is administered by the compensation committee of the board of directors, or at the discretion of the board from time to time, by the board or another committee or subcommittee. The committee or subcommittee administering the Long-Term Incentive Plan (the “committee”) has the power, authority and discretion to:

•	designate participants;

•	determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof;

•	establish, adopt or revise any rules and regulations it deems necessary or advisable to administer the Long-Term Incentive Plan; and

•	make all other decisions and determinations that may be required under, or as it deems necessary or advisable to administer, the Long-Term Incentive Plan.

Awards

      Stock Options. The committee is authorized to grant options to participants. The options may be incentive stock options or nonqualified stock options. All options must be evidenced by a written award agreement between the Company and the participant. This agreement will include provisions specified by the committee. The exercise price of an option will be established by the committee, provided that the exercise price will not be less than the fair market value of the underlying common stock as of the date of the grant. The terms of any incentive stock option must meet the requirements of Section 422 of the Code, including shareholder approval requirements. In 2002, the board of directors amended the plan to provide that options granted under the plan may not be repriced.

      Stock Appreciation Rights. The committee may grant SARs to participants. Upon the exercise of a SAR, the participant has the right to receive the excess, if any, of: the fair market value of one share of common stock on the date of exercise, over the grant price of the SAR as determined by the committee. The grant price of the SAR will not be less than the fair market value of one share of common stock on the date of grant. All awards of SARs must be evidenced by an award agreement, reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the SAR, as determined by the committee at the time of grant.

      Performance Units. The committee may grant performance units to participants on such terms and conditions as may be selected by the committee. The committee will have the complete discretion to determine the number of performance units granted to each participant and to set performance goals and other terms or conditions to payment of the performance units in its discretion which, depending on the extent to which they are met, will determine the number and value of performance units that will be paid to the participant.

      Restricted Stock Awards. The committee may make awards of restricted stock to participants, which will be subject to such restrictions on transferability and other restrictions as the committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock). The Company may not make restricted stock awards in any year in excess of ten percent of the number of shares available for grant. The board of directors recently amended the plan to require that any grant of restricted stock with restrictions based on a participant’s length of service with the Company will have a minimum restrictive period of three years. The amendment also requires that any grant of restricted stock with restrictions based on performance be subject to a minimum restrictive period of one year. Finally, the amendment provides that the committee may not waive these restrictions except in the event of a change of control or the participant’s death or disability.

      Dividend Equivalents. The committee may grant dividend equivalents to participants subject to such terms and conditions as may be selected by the committee. Dividend equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the number of shares of common stock subject to an option award or SAR award, as determined by the committee. The committee may provide that dividend equivalents will be paid or distributed when accrued or be deemed to have been reinvested in additional shares of common stock or otherwise reinvested.

      Other Stock-Based Awards. The committee may, subject to limitations under applicable law, grant to participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of common stock as deemed by the committee to be consistent with the purposes of the Long-Term Incentive Plan, including without limitation shares common stock awarded purely as a bonus and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock and awards valued by reference to book value of shares of common stock or the value of securities of or the performance of specified parents or subsidiaries of Renal Care Group. The board of directors recently amended the plan to provide that the Company will not grant unrestricted stock purely as a bonus, unless the stock is issued in lieu of cash compensation that otherwise would be paid or payable to the participant. The committee will determine the terms and conditions of any stock-based awards.

      Performance Goals. The committee may determine that any award will be determined solely on the basis of (a) the achievement by Renal Care Group or subsidiary company of a specified target return, or target return on equity or assets, (b) Renal Care Group’s or subsidiary’s stock price, (c) Renal Care Group’s total shareholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (d) the achievement by a business unit of Renal Care Group or subsidiary of a specified target, or target growth in, net income or earnings per share, or (e) any combination of the goals set forth in (a) through (d) above. If an award is made on such basis, the committee will establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder), and the committee may reduce (but not increase) the award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the committee in each case that the performance goals and any other material conditions were satisfied.

      Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order; provided, however, that the committee may (but need not) permit other transfers where the committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable awards. A participant may, in the manner determined by the committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

      Acceleration Upon Certain Events. Upon the participant’s death or disability, all outstanding options, SARs, and other awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding awards will lapse. Any options or SARs will thereafter continue or lapse in accordance with the other provisions of the plan and the award agreement. Unless otherwise provided in an award agreement approved by the committee, if a change in control occurs and is followed by a participant’s termination of employment (other than by reason of participant’s death, disability, resignation without good reason or termination for cause) within twelve months after the change in control, then all of such participant’s unexercised awards (whether vested or not vested) shall automatically vest and become unforfeitable and shall be cashed out at the greater of (a) the highest closing price per share paid for the purchase of common stock in a national securities market during the 90 day period ending on the date of the change in control (the “Change in Control Price”) or (b) the fair market value of the common stock on the date of such termination. Upon a change in control that results directly or indirectly in the common stock (or the stock of any successor received in exchange therefor) ceasing to be publicly traded in a national securities market, all unexercised awards (whether vested or not vested) shall automatically vest and become unforfeitable and shall be cashed out at the Change in Control Price. Upon a change in control, no action may be taken that would adversely affect the rights of any participant or the operation of the Long-Term Incentive Plan with respect to any award to which a participant may be entitled on or prior to the date, or as a result, of the change in control. Under some conditions, the board may determine that events otherwise constituting a change in control will not be considered a change in control. Under some conditions, the board may determine that events that do not otherwise constitute a change in control, but which the board deems to be, or to be reasonably likely to lead to, an effective change in control, the committee may in its discretion declare that all unvested awards will vest and become unforfeitable.

Termination and Amendment

      The board of directors recently amended the Long-Term Incentive Plan to provide that it may not be amended or terminated without shareholder approval. No termination, amendment or modification of the Long-Term Incentive Plan may adversely affect any award previously granted under the Long-Term Incentive Plan, without the written consent of the participant. The plan provides that the exercise price of any option or other award may not be reduced and that the original term of any option or other award may not be extended.

Certain Federal Income Tax Effects

      Nonqualified Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either Renal Care Group or the participant when we grant a nonqualified stock option with an exercise price equal to at least the fair market value on the date of grant. However, when a participant exercises a nonqualified option, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the common stock acquired over the exercise price, and we will receive a corresponding deduction (subject to Code Section 162(m) limitations). The gain, if any, realized on the participant’s subsequent disposition of the common stock will constitute short-term or long-term capital gain, depending on the participant’s holding period.

      Incentive Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either Renal Care Group or the participant when we grant an incentive stock option or when the participant exercises an incentive stock option, except that upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference. If the participant holds the shares of common stock acquired upon exercise of an incentive stock option for the greater of two years after the date the option was granted or one year after the acquisition of such shares of common stock, the difference between the aggregate option price and the amount realized upon disposition of the shares of common stock will constitute long-term capital gain or loss, but we will not be entitled to a federal income tax deduction. If the shares of common stock are disposed of in a sale, exchange or other “disqualifying disposition” during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the common stock purchased at the time of exercise over the aggregate option price, and we will be entitled to a federal income tax deduction in that amount (subject to Code Section 162(m) limitations).

      SARs. Under present federal income tax regulations, a participant receiving a SAR will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When a participant exercises a SAR, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant, and we will be allowed a deduction in that amount for federal income tax purposes (subject to Code Section 162(m) limitations).

      Performance Units. Under present federal income tax regulations, a participant receiving performance units will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When a participant receives payment of performance units, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant, and we will be allowed a deduction in that amount for federal income tax purposes (subject to Code Section 162(m) limitations)

      Restricted Stock. Under present federal income tax regulations, and unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a restricted stock award will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock, and we will be entitled to a tax deduction in that amount (subject to Code Section 162(m) limitations).

Benefits to Named Executive Officers and Others

      The table below reflects the awards we granted during the fiscal year ended December 31, 2002. Any future awards under the Long-Term Incentive Plan will be made at the discretion of the committee. Consequently, we cannot determine, with respect to (1) our executive officers, (2) the persons who were our executive officers in 2002, as a group, (3) all non-executive directors, as a group, or (4) all eligible participants, including all current officers who are not executive officers, as a group, either the benefits or amounts that will be received in the future by such persons or groups pursuant to the Long-Term Incentive Plan.

1999 Long-Term Incentive Plan

	Stock Option Grants(1)

	Dollar Value	Number of
Name and Position	of Options	Options

Sam A. Brooks	(2)	250,000
Chairman of the Board, Chief Executive
Officer and President

Gary Brukardt	(2)	150,000
Executive Vice President and Chief
Operating Officer

Raymond Hakim, M.D., Ph.D.	(2)	150,000
Executive Vice President, Chief
Medical Officer

R. Dirk Allison	(2)	150,000
Executive Vice President, Chief
Financial Officer and Treasurer

All Executive Officers as a Group	(2)	700,000
All Non-Executive Directors as a Group	(2)	0
All Non-Executive Officer Employees As a Group	(2)	1,216,000

(1)	The options granted to Mr. Brooks vested as to 50% of the shares as of the grant date and the remaining 50% vested as of the date of his death. The options granted to Messrs. Brukardt, Hakim and Allison will vest as to 25% of the shares one year after the date of grant and an additional 25% on each successive anniversary date. All options granted to executive officers of the Company during 2002 have an exercise price of $28.39 per share.

(2)	The dollar value of the above options is dependent on the difference between the exercise price and the fair market value of the underlying shares on the date of exercise. As of April 23, 2003 fair market value of the shares was $30.48 based on the closing price of the Company’s common stock on the New York Stock Exchange on that day.

Reasons for Amendment of the Long-Term Incentive Plan

      We believe that we must grant awards under the Long-Term Incentive Plan to attract, retain, and motivate qualified employees and consultants, including but not limited to people who are or will be employed by Renal Care Group. We often grant awards to new employees joining the Company whether through recruiting efforts or acquisitions. Management believes that grants to new employees are an important tool, enhancing our ability to recruit new employees, to acquire companies and to pursue our growth strategy, by aligning the interests of new employees with those of Renal Care Group’s shareholders. In the past, Renal Care Group has also granted options to physicians serving as medical directors of some of its facilities. Of the approximately 7,000,000 options currently outstanding under the Long-Term Incentive Plan and other plans, medical directors hold approximately 722,000 options.

      There are currently fewer than 441,623 shares available for grant under Renal Care Group’s Long-Term Incentive Plan and the 1996 Stock Option Plan, which are the only plans under which we may make grants to current officers, employees and consultants. We have determined not to make future grants under option plans of acquired companies.

      We believe it is important to make annual grants to current officers and employees, so that they have a continuing incentive to improve our performance that vests over a period of time and mirrors the results for our shareholders. To be able to continue to use stock-based incentives to attract new employees, to provide incentives for existing employees, to retain existing employees and to align the incentives of employees of acquired companies with those of Renal Care Group’s shareholders, the board of directors has recommended an amendment to increase the number shares of common stock reserved for issuance under the Long-Term Incentive Plan from 5,500,000 to 7,500,000.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE RENAL CARE GROUP, INC. 1999 LONG-TERM INCENTIVE PLAN

Securities Authorized for Issuance under Equity Compensation Plans

      This table gives information as of December 31, 2002 about the securities authorized for issuance under our equity compensation plans.

Number of Shares
Remaining Available
	Number of Shares to	Weighted-Average	For Future Issuance
	be Issued Upon	Exercise Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(Excluding
	Options, Warrants	Warrants and	Securities Reflected
	And Rights	Rights	In Column(a))
Plan Category(1)	(a)	(b)	(c)

Equity compensation plans approved by shareholders	6,403,142	$22.43	576,623
Equity compensation plans not approved by shareholders (2)	616,976	$13.85	—

Total	7,020,118	$21.54	576,623

(1)	Renal Care Group currently has three option plans that were assumed in connection with a merger, acquisition or other transaction. The Renal Disease Management by Physicians, Inc. plan was adopted in 1997, and there are 14,583 options issued and outstanding to purchase shares under such plan at a weighted average exercise price of $18.18. The Dialysis Centers of America, Inc. plan was adopted in 1995, and there are 16,891 options issued and outstanding to purchase shares under such plan at a weighted average exercise price of $25.58. A third plan was adopted in 1994, and there are 8,437 options issued and outstanding to purchase shares under such plan at a weighted average exercise price of $3.33.

(2)	These options were issued outside of our existing stock options plans to certain employees, officers, directors and other key persons. These options vest over various periods up to five years and have a term of ten years from the date of issuance.

SECURITY OWNERSHIP OF DIRECTORS,

OFFICERS AND PRINCIPAL SHAREHOLDERS

      The following table sets forth the number of shares of common stock held beneficially, directly or indirectly, as of the Record Date by (a) each shareholder known to the Company to own more than 5% of our outstanding common stock, (b) each director of Renal Care Group, (c) Renal Care Group’s executive officers, including Sam A. Brooks, Renal Care Group’s former Chairman and Chief Executive Officer, who died on March 20, 2003, and (d) all directors and executive officers of Renal Care Group as a group, together with the percentage of the outstanding shares of common stock which such ownership represents.

COMMON STOCK

	Beneficial Ownership(1)

Name	Number	Percent

FMR Corp.(2)	5,351,577	11.1
Estate of Sam A. Brooks(3)	1,050,184	2.1
Gary A. Brukardt(4)	392,917	*
Raymond Hakim, M.D., Ph.D.(5)	366,561	*
R. Dirk Allison(6)	793	*
Douglas B. Chappell(7)	30,897	*
Joseph C. Hutts(8)	41,625	*
Harry R. Jacobson, M.D.(9)	380,631	*
Kenneth E. Johnson, Jr., M.D.(10)	233,432	*
William P. Johnston(11)	16,250	*
William V. Lapham(12)	28,725	*
Thomas A. Lowery, M.D.(13)	125,098	*
Stephen D. McMurray, M.D.(14)	40,252	*
All executive officers and directors as a group (12 persons)(15)	2,707,365	5.6

*	Less than 1% of the outstanding common stock.

(1)	Information relating to the beneficial ownership of common stock by the above individuals is based upon information furnished by each such individual using “beneficial ownership” concepts set forth in rules promulgated by the Securities and Exchange Commission (the “Commission”) under Section 13(d) of the Exchange Act. Beneficial ownership includes shares as to which such person or group, directly or indirectly, through any contract, management, understanding, relationship, or otherwise has or shares voting power and/or investment power as those terms are defined in Rule 13d-3(a) of the Exchange Act. Except as indicated in other footnotes to this table, each individual listed above possesses sole voting and investment power with respect to all shares set forth by his or its name, except to the extent such power is shared by a spouse under applicable law. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage by the particular person or group, but are not deemed outstanding for any other purpose.

(2)	The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. Includes shares owned by various individual and institutional investors for which FMR Corp. serves as investment adviser with power to direct investments and/or sole power to vote the indicated shares. For purposes of the reporting requirements of the Exchange Act, FMR Corp. is deemed to be a beneficial owner of such shares; however, FMR Corp. expressly disclaims that it is, in fact the beneficial owner of such shares. Such information is based solely on the Schedule 13G filed by FMR Corp. with the Commission in February 2003.

(3)	Includes 900,016 shares of common stock that may be acquired upon exercise of options.

(4)	Includes 389,125 shares of common stock that may be acquired upon exercise of options. Does not include 287,375 shares of common stock that may be acquired upon exercise of options that are not exercisable within 60 days.

(5)	Includes 347,625 shares of common stock that may be acquired upon exercise of options. Does not include 287,375 shares of common stock that may be acquired upon exercise of options that are not exercisable within 60 days.

(6)	Does not include 294,375 shares of common stock that may be acquired upon exercise of options that are not exercisable within 60 days.

(7)	Includes 30,000 shares of common stock that may be acquired upon exercise of options. Does not include 75,000 shares of common stock that may be acquired upon exercise of options that are not exercisable within 60 days.

(8)	Includes 41,625 shares of common stock that may be acquired upon exercise of options.

(9)	Includes 85,625 shares of common stock that may be acquired upon exercise of options.

(10)	Includes 210,989 shares of common stock owned by EVIG Konsten, L.P., an Arizona limited partnership and 21,775 shares of common stock owned by The Kenneth E. and Becky H. Johnson Foundation.

(11)	Includes 11,250 shares of common stock that may be acquired upon exercise of options

(12)	Includes 28,125 shares of common stock that may be acquired upon exercise of options.

(13)	Includes 45,000 shares of common stock that may be acquired upon exercise of options.

(14)	Does not include 38,500 shares of common stock that may be acquired upon exercise of options that are held by his spouse.

(15)	Includes 1,916,891 shares of common stock that may be acquired upon exercise of options.

MANAGEMENT

      The names, titles and biographies of our executive officers are set forth below.

Name	Age	Position

Gary A. Brukardt	57	President and Chief Executive Officer
Raymond Hakim, M.D., Ph.D.	58	Executive Vice President and Chief Medical Officer
R. Dirk Allison	47	Executive Vice President, Chief Financial Officer and Treasurer
Douglas B. Chappell	41	Senior Vice President, Secretary, and General Counsel

      On April 29, 2003, we announced that our board of directors had elected Mr. Brukardt President and Chief Executive Officer effective immediately. Mr. Brukardt was Executive Vice President and Chief Operating Officer of Renal Care Group from 1996 until he was elected President and Chief Executive Officer. From 1991 to 1996, he served as Executive Vice President of Baptist Health Care Affiliates in Nashville, Tennessee, where he was responsible for the development and operation of physician practice management organizations and the management of four hospitals and 22 outpatient facilities. In addition, from 1991 to 1996, Mr. Brukardt served as Chairman and President of HealthNet Management, Inc., a managed care company. Mr. Brukardt received his BA at the University of Wisconsin at Oshkosh and his MBA in International Management from the American Graduate School of International Management.

      Dr. Hakim has been Executive Vice President and Chief Medical Officer of Renal Care Group since 1995. He has published extensively on the adequacy of dialysis and the clinical aspects of biocompatibility. From 1992 to 1995, Dr. Hakim served as Medical Director for the Vanderbilt Dialysis Program. He served as a member of the Medical Board of Vanderbilt University Medical Center in 1992, as Chairman of the Ambulatory Services Committee of Vanderbilt University Medical Center in 1990 and 1991, and as Director, Clinical Nephrology of Vanderbilt University Medical Center from 1987 to 1991. He received his M.S. from Rensselaer Polytechnic Institute, his Ph.D. from Massachusetts Institute of Technology and his M.D. from McGill University. Dr. Hakim performed his residency at Royal Victoria Hospital and his renal fellowship at Brigham and Women’s Hospital.

      Mr. Allison has been Executive Vice President and Chief Financial Officer of Renal Care Group since 1999. From 1997 until 1999, Mr. Allison was President and Chief Executive Officer of MedSynergies, Inc., a physician practice management company specializing in eye care based in Dallas, Texas. From 1995 until 1997, Mr. Allison was President and Chief Executive Officer of Capstone Pharmacy Services, Inc., a public institutional pharmacy company with more than 40 pharmacies. From 1993 until 1995, Mr. Allison was President and Chief Executive Officer of PremierPharmacy, Inc., an institutional pharmacy company that was sold to Capstone Pharmacy Services, Inc. From 1987 until 1993, Mr. Allison was President and Chief Executive Officer of Allied Pharmacy Management, Inc., a hospital pharmacy management company. In 1987, Mr. Allison was Director of Internal Auditing for Wal-Mart Stores, Inc. Mr. Allison is a certified public accountant and holds an MBA from the University of Dallas and a BBA from Northeast Louisiana University.

      Mr. Chappell has been Senior Vice President, Secretary and General Counsel of Renal Care Group since 1998. Before he joined the company in 1998, Mr. Chappell was a lawyer with the Atlanta-based firm of Alston & Bird LLP from 1994 until 1998 and from 1988 until 1992. At Alston & Bird he specialized in corporate and securities law and mergers and acquisitions. From 1992 until 1994, Mr. Chappell was Senior Counsel at Policy Management Systems Corporation, a NYSE-listed provider of computer software and information services to the insurance industry. Mr. Chappell received his AB from Duke University and his JD from the University of Texas.

Employment Agreements

      Renal Care Group has entered into employment agreements with Messrs. Allison and Brukardt and Dr. Hakim, as well as some other key associates. The terms of the employment agreements for Mr. Brukardt and Dr. Hakim commenced on July 13, 2000, and the term of Mr. Allison’s commenced on October 15, 1999. Each of these employment agreements has a term of three years and successive one-year renewal terms thereafter. Each of these employment agreements contains restrictive covenants prohibiting the officer from competing with Renal Care Group for a period of one year after the end of the employment term, unless the employment agreement is terminated following a change in control.

      The annual salaries of the executive officers as set forth in the employment agreements are $250,000, $375,000, and $330,000 for Messrs. Allison and Brukardt and Dr. Hakim, respectively. These salaries are subject to adjustment by the Compensation Committee, and their annual salaries during 2002 were $330,000, $410,000, and $360,000 for Messrs. Allison and Brukardt and Dr. Hakim, respectively. Each executive officer is eligible under his employment agreement for bonuses at the sole discretion of Renal Care Group.

      The employment agreements of Messrs. Allison and Brukardt and Dr. Hakim, also provide for severance of (i) his salary for 12 months if such officer is terminated without cause, (ii) his salary for one month if the officer is terminated for cause, (iii) his salary (plus target bonus) for 36 months if the officer is terminated within 12 months of a change in control of Renal Care Group either (A) without cause, or (B) by resignation of the officer as a result of declining to accept reassignment to a job that is not the equivalent of his then current position, or (iv) his salary (plus target bonus) for 24 months if the officer resigns 12 months after a change in control of Renal Care Group. If any of the executive officers receives severance that would result in the imposition of excise tax under Section 4999 of the Code, he will be entitled to the amount described above plus a gross-up payment, if necessary, to reimburse him for any such excise tax plus all federal, state and local income and excise taxes imposed on such gross-up payment. In addition, following a change in control of Renal Care Group, if any of the above officers resigns for any reason or is terminated without cause, the non-competition covenants set forth in his employment agreement will become null and void.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth the annual salaries paid to our executive officers for the fiscal years ended December 31, 2000, 2001 and 2002. Compensation information for Mr. Sam Brooks is provided because he was our Chairman, Chief Executive Officer and President throughout 2002. Compensation information for Mr. Chappell is not provided because he did not become an executive officer until January 2003. Mr. Brooks,

Mr. Allison, Mr. Brukardt and Dr. Hakim are referred to in this Proxy Statement as the “Named Executive Officers.”

				Long-Term
				Compensation

					Securities
		Annual Compensation		Restricted	Underlying
				Stock	Options/	All Other
Name and Principal Position	Year	Salary	Bonus	Awards(1)	SARs	Compensation

Sam A. Brooks	2002	$650,000	$579,000	$—	250,000	$34,023(2)
Chairman of the Board, President	2001	600,000	352,500	560,200	105,000	20,968(2)
and Chief Executive Officer	2000	558,274	417,187	—	225,000	20,968(2)

Gary A. Brukardt	2002	410,000	241,800	—	150,000	9,174(2)
Executive Vice President,	2001	380,000	142,500	—	62,500	9,174(2)
Chief Operating Officer	2000	366,543	206,250	—	125,000	18,273(2)

Raymond Hakim, M.D., Ph.D.	2002	360,000	221,000	—	150,000	3,074(2)
Executive Vice President	2001	330,000	148,750	—	62,500	—
and Chief Medical Officer	2000	319,232	181,250	—	125,000	3,074(2)

R. Dirk Allison	2002	330,000	183,000	—	150,000	1,574(2)
Executive Vice President,	2001	286,539	93,750	—	62,500	1,574(2)
Chief Financial Officer,	2000	250,000	31,678	—	125,000	1,574(2)
and Treasurer

(1)	Mr. Brooks was granted a restricted stock award of 20,000 shares on August 2, 2001. The value in the above table is based on a closing price of $28.01 on that date. The award contains restrictions that lapsed on the date of his death.

(2)	The amounts represent premiums paid by the Company in respect of life insurance policies and financial and estate planning services for the benefit of each Named Executive Officer.

Option Grants in 2002

      The following table is a summary of all stock options granted to the Named Executive Officers during the year ended December 31, 2002. Individual grants are listed separately for each Named Executive Officer. In addition, this table shows the potential gain that could be realized if the fair market value of the common stock were to appreciate at an annual rate of either 5% or 10% over the option term.

		% of Total			Potential Realizable Value at
	Number of	Options			Assumed Annual Rates of Stock
	Securities	Granted to			Price Appreciation for
	Underlying	Employees	Exercise or		Option Term(3)
	Options	in Fiscal	Base Price	Expiration
Name	Granted	Year	($/share)	Date	5%	10%

Sam A. Brooks(1)	250,000	12.9%	$28.39	7/24/12	$4,463,580	$11,311,587
Gary A. Brukardt(2)	150,000	7.7	$28.39	7/24/12	2,678,148	6,786,952
Raymond Hakim, M.D., Ph.D.(2)	150,000	7.7	$28.39	7/24/12	2,678,148	6,786,952
R. Dirk Allison(2)	150,000	7.7	$28.39	7/24/12	2,678,148	6,786,952

(1)	Options vest as to 50% of the shares as of the grant date and the remaining 50% of the shares vested as of the date of Mr. Brooks’ death.

(2)	Options vest as to 25% of the shares one year after the date of grant and an additional 25% on each successive anniversary date.

(3)	The potential realizable value through the expiration date of the options has been determined on the basis of the market price per share at the time of grant compounded annually over the term of the option, net of the exercise price. These values have been determined based upon assumed rates of appreciation mandated by the Securities and Exchange Commission and are not intended to forecast the possible future appreciation, if any, of the price or value of the common stock.

Aggregated Option Exercises In 2002 And Year-End Values

      Set forth below is information with respect to exercises of options by the Named Executive Officers during 2002 pursuant to Renal Care Group’s stock incentive plans, and information with respect to unexercised options held by the Named Executive Officers as of December 31, 2002.

			Number of Securities
			Underlying		Value of Unexercised
	Number of		Unexercised Options		In-the-Money Options
	Shares		Held at December 31, 2002		at December 31, 2002(2)
	Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Sam A. Brooks	347,484	$6,120,319	694,020	205,996	$6,393,054	$1,148,876
Gary A. Brukardt	76,000	1,504,658	389,125	287,375	4,555,645	2,013,483
Raymond Hakim, M.D., Ph.D.	75,000	2,250,253	347,625	287,375	4,895,919	2,013,483
R. Dirk Allison	148,125	2,214,268	0	294,375	0	2,164,088

(1)	These amounts represent the market value of the underlying common stock on the date of exercise, less the applicable exercise price.

(2)	The market value of the common stock on the New York Stock Exchange was $31.64 per share as of December 31, 2002.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

      This report is submitted by the compensation committee at the direction of the board of directors. It provides information regarding the compensation and benefits provided to our Chief Executive Officer and other executive officers. The compensation committee is responsible for all decisions regarding compensation for our executive officers. The compensation committee is currently composed of three independent directors. During most of 2002, Dr. McMurray was a member of the committee and Dr. Jacobson was not. Dr. Jacobson joined, and Dr. McMurray left, the committee in November 2002. Because the committee believes that each executive officer has the potential to affect both our short-term and long-term profitability, the committee places considerable importance on the task of creating and implementing our executive compensation program.

      Renal Care Group’s executive compensation program is focused on shareholder value, our overall performance, the effect of the executive’s performance on the success of Renal Care Group and the individual performance of the particular executive.

Compensation Philosophy

      The committee’s philosophy is to integrate the compensation of Renal Care Group’s executive officers with corporate performance. The committee’s objectives are to measure executive performance against short-term and long-term goals, reward performance, and recognize individual initiative and achievements. The committee is also focused on assisting Renal Care Group in attracting, motivating, and retaining qualified executives, and aligning the incentives of management with the interests of shareholders. In administering the compensation policies and programs used by the committee and endorsed by the board of directors, the committee:

•	recommends total compensation of executive officers in relation to Renal Care Group’s performance;

•	aligns compensation amounts with comparable levels paid to executive officers of companies comparable in size and performance to Renal Care Group; and

•	provides cash bonuses based upon a percentage of annual salary to motivate and retain high quality executive officers.

      The Stock Option Subcommittee in 2002 considered and approved all grants of stock options and restricted stock. The Compensation Committee assumed this role in 2003. Renal Care Group’s compensation program currently consists of base salary and annual incentive compensation in the form of cash bonuses and options. In 2002, the committee reviewed, with the assistance of an outside consultant, our executive compensation relative to executive compensation of peer groups. Because Renal Care Group’s compensation plan involves incentives that are contingent upon our performance and individual performance, an executive officer’s actual compensation level in any particular year may be above or below that of similarly situated officers of competitors. The committee reviews each element of executive compensation annually. The key components of our executive compensation program are described below.

Base Salary

      The compensation committee reviews and approves an annual salary plan for our executive officers. In 2002, the salary plan was developed by our Chief Executive Officer, who reviewed it with the committee. The committee reviewed a report from an independent compensation consultant as well as many subjective factors in determining the salary plans for 2002. Among the subjective factors the committee considered were the executive officer’s responsibilities, the scope of the position, length of service, corporate and individual performance, and salaries paid by other health care services companies to officers in similar positions. While these subjective factors are then integrated with objective factors, including our net income, earnings per share, return on equity and growth, the overall assessment is primarily a subjective one that is intended to reflect the level of responsibility and individual performance of the particular executive officer.

Bonuses

      The compensation committee believes that a significant portion of the total cash compensation for executive officers should be based on our achievement of specific performance criteria, including earnings per share, clinical performance and individual performance. Executive officers receive a cash bonus based on a percentage of annual base salary, if the Company and the executive officer meet annual performance targets. The performance targets are established and communicated at the beginning of each year. The committee includes clinical performance targets and individual performance targets with earnings-based targets to determine bonuses to the executive officers. The committee believes our long-term success depends not only on earnings per share performance but also on keeping our patients healthy and on having the executive officers take responsibility for meeting their personal goals, both of which may not translate directly into improved annual financial performance. In 2002, the target bonus for the CEO was 100% of base salary, and the target bonus for each of the executive vice presidents was 75%; maximum bonuses for executive officers in 2002 could be as much as 150% of base salary in the case of the CEO and 112.5% for Executive Vice Presidents. As a result, a significant part of each executive’s cash compensation package is at risk based on his and the Company’s performance.

Long-Term Component — Stock Incentive Plans

      To date, we have relied primarily upon stock option and restricted stock awards to provide long-term incentives for executives, align executives’ incentives more closely with the interests of shareholders and to reduce pressure on the level of base compensation. The compensation committee continues to believe that stock options and restricted stock awards have been and remain an excellent vehicle for providing financial incentives for management. Renal Care Group’s stock incentive plans permit us to issue stock options and restricted stock awards to officers, key employees, and consultants. Subject to general limits prescribed by the stock incentive plans, the stock option subcommittee in 2002 had the authority to determine the individuals to whom stock options and restricted stock awards would be granted, the terms of the options and restricted stock awards, and the number of shares subject to each option or restricted stock award. The size of any particular stock option or restricted stock award is generally based upon position and the executive’s individual performance during the related evaluation period. With respect to stock options, because the exercise price of the options is the market price of stock on the date of grant and the options generally vest over a period of time and carry a ten-year life, employees benefit only if the value of our common stock increases. Thus, employees with stock options are rewarded for their efforts to improve long-term stock market performance. In this way, the committee works to align the financial interests of management with those of shareholders. For this reason, we use stock options as our principal long-term incentive program.

      Executive officers may also participate in our Employee Stock Purchase Plan. Executive officers participate in the stock purchase plan on the same terms as non-executive employees who meet the applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plan. All contributions to the stock purchase plan are made or invested in Renal Care Group’s common stock. These features are intended to align further the employees’ and shareholders’ long-term financial interests.

Chief Executive Officer Compensation

      The compensation committee’s basis for compensation of Mr. Brooks, Renal Care Group’s Chief Executive Officer during 2002, was based on the compensation philosophy discussed above. Mr. Brooks participated in the same executive compensation plans available to the other executive officers. In 2002, the committee set Mr. Brooks’ base salary at $650,000. The stock option subcommittee approved a grant of options to purchase 250,000 shares of common stock. The compensation levels established for Mr. Brooks were in response to the Board’s, the committee’s and the subcommittee’s assessments of our performance and accomplishments in 2001 and 2002, as well as Mr. Brooks’ position and the nature of his responsibilities and contributions. The committee considered Mr. Brooks’ performance in terms of our success in meeting our performance targets, from both an operational and a financial standpoint, and in developing and executing a strategic plan for the Company. In evaluating Mr. Brooks’ compensation, the committee also considered Renal Care Group’s performance relative to its peers and competitors in the health care services industry.

Federal Income Tax Deductibility Limitations

      The compensation committee intends to work to structure future compensation so that executive compensation paid by Renal Care Group is fully deductible in accordance with Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to public companies for compensation over $1 million paid to certain executive officers unless certain conditions are met. However, the committee may, in a particular case, decide to approve compensation that may prove not to be deductible.

Summary

      The compensation committee believes that this mix of base salaries, variable cash incentives and the potential for equity ownership in Renal Care Group represents a balance that will motivate the management team to produce strong returns for our shareholders over the long term. The committee also believes this program strikes an appropriate balance between our interests and needs in operating the business and appropriate rewards based on shareholder value.

Submitted by the Compensation Committee

Joseph C. Hutts, Chairman
William V. Lapham
Harry R. Jacobson, M.D.
Stephen D. McMurray, M.D.

SHAREHOLDER RETURN

PERFORMANCE GRAPH

      The graph below shows the comparative performance of Renal Care Group’s common stock with (a) the performance of a broad equity market indicator and (b) the performance of a published industry index or peer group. The graph compares the percentage change of cumulative total shareholder return on Renal Care Group’s common stock with (1) the Standard & Poor’s 500 Composite Index and (2) the Nasdaq Health Services Stocks, SIC Codes 8000-8099. The graph begins on January 1, 1997. For purposes of preparing the graph, we assumed that an investor made an investment of $100 on January 1, 1997 in each of Renal Care Group’s common stock, the S&P 500 Composite Index and the Nasdaq Health Services Stocks and that all dividends, if any, were reinvested at the time they were paid.

      The comparison in the graph below is based on historical data and is not intended to forecast the possible future performance of the common stock.

Comparison of Five-Year Cumulative Total Returns

Performance Graph for Renal Care Group, Inc.

Produced on 04/10/2003 including data to 12/31/2002

CRSP Total Returns Index for:	12/1997	12/1998	12/1999	12/2000	12/2001	12/2002

Renal Care Group, Inc.	100.0	135.1	109.6	128.5	150.5	148.3
S&P 500 Stocks	100.0	129.0	156.3	142.4	125.6	97.8
Nasdaq Health Services Stocks SIC 8000 — 8099 US & Foreign	100.0	84.8	68.2	93.6	101.2	87.2

Source: Center for Research in Security Prices

      The report of the compensation committee and the performance graph do not constitute “soliciting material” and should not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report or performance graph by reference in any of those filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Members of the compensation committee during 2002 were Dr. McMurray, Mr. Hutts, Mr. Johnston and Mr. Lapham.

      Dr. McMurray is a member of Indiana Dialysis Management, a division of Indiana Medical Associates, a multi-specialty practice group. Renal Care Group entered into a Medical Director Agreement dated February 12, 1996 with the predecessor of that practice group. The Medical Director Agreement has a term of seven years with successive renewal terms of three years each and provides for medical director fees of $326,000 subject to agreed adjustments. In 2002, Renal Care Group paid Indiana Dialysis Management $615,715 under this agreement.

      Renal Care Group entered into an Independent Contractor Agreement with Dr. McMurray, dated November 20, 1997, pursuant to which Dr. McMurray receives $12,000 per month in connection with services provided to the Company. Dr. McMurray received $144,000 under this agreement during 2002.

      Barbara McMurray, Dr. McMurray’s spouse, is an employee of Renal Care Group. In 2002 Ms. McMurray received a base salary of $145,346 plus bonuses of $48,128. Ms. McMurray serves as Vice President, Operations Development.

      Renal Care Group and Indiana Dialysis Management formed two joint ventures in 2001, each of which will own and operate one dialysis center. Indiana Dialysis Management owns a 20% interest in one of the joint ventures and 30% in the other. The agreements for these joint ventures require all members to contribute in cash their share of all capital (including working capital) to operate the business and provide for distributions out of net cash flow strictly in accordance with the members’ interests. During 2001, Indiana Dialysis Management contributed $380,000 to the capital of one of these two joint ventures and $351,493 to the capital of the other. During 2002, the members of these joint ventures received no distributions. The formation of these joint ventures was reviewed by the audit and compliance committee and was approved by the full board of directors, with Dr. McMurray not taking part in the deliberations.

AUDIT AND COMPLIANCE COMMITTEE REPORT

      The audit and compliance committee of the board of directors oversees our financial reporting process on behalf of the board. The committee operates under a written charter adopted by the Board of Directors in 1999 and amended in March 2003. A copy of the committee’s current charter is included in this Proxy Statement as Appendix B. This report reviews the actions taken by the audit and compliance committee with regard to our financial reporting process during 2002, particularly with regard to the Company’s audited consolidated financial statements as of December 31, 2001 and 2002 and for the three years in the period ended December 31, 2002.

      All members of the audit and compliance committee are independent, as that term is defined by Section 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange, and the board has determined that Mr. Lapham is a financial expert for purposes of the listing standards and the SEC’s rules under the Sarbanes-Oxley Act of 2002. None of the members is or has been an officer or employee of Renal Care Group or any of its subsidiaries or has engaged in any business transaction or has any business or family relationship with Renal Care Group or any of its subsidiaries or affiliates that would cause that member not to be considered independent. During most of 2002, Dr. Johnson and Dr. Lowery were members of the audit and compliance committee and Mr. Johnston was not. Mr. Johnston joined, and Dr. Johnson and Dr. Lowery left, the committee in November 2002. As a result of Mr. Johnston’s recent appointment as our executive chairman, we will appoint another existing “independent” director to replace Mr. Johnston on the audit and compliance committee.

      Management has the primary responsibility for Renal Care Group’s financial statements and reporting process, including the systems of internal controls. Ernst & Young LLP, our independent auditor, is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on those financial statements.

The audit and compliance committee monitors and oversees these processes and selects the accountants to serve as Renal Care Group’s independent auditor for the coming year.

      The audit and compliance committee has implemented procedures to guide its activities during the course of each fiscal year. These procedures are designed to allow the committee to devote the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the committee’s charter. To carry out its responsibilities, the committee met three times during 2002, and its chairman and other committee members met with management and the independent auditor an additional four times during 2002.

      In fulfilling its oversight responsibilities, the committee met with management and the independent auditor to review the audited financial statements to be included in Renal Care Group’s annual report on Form 10-K for 2002. This review included a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments, the identification and application of significant accounting policies and the clarity of disclosures in the financial statements. The audit and compliance committee also reviewed with our independent auditor, Ernst & Young LLP, its judgments as to the quality (rather than just the acceptability) of Renal Care Group’s accounting principles, the identification and application of significant accounting policies and the other matters that are required to be discussed with the committee under Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

      The audit and compliance committee obtained from the independent auditor a formal written statement describing all relationships between the auditor and Renal Care Group that might bear on the auditor’s independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The committee discussed with the auditor any relationships that may have an impact on the auditor’s objectivity and independence, and the committee determined that the auditor is independent. The committee also considered whether the provision of other non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young’s independence.

      Additionally, the committee discussed with Renal Care Group’s internal and independent auditors the overall scope and plan for their audits. The committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of the company’s financial reporting.

      In reliance on the reviews and discussions referred to above, the audit and compliance committee recommended to the Board of Directors that the audited financial statements be included in Renal Care Group’s annual report on Form 10-K for 2002 for filing with the Securities and Exchange Commission. The audit and compliance committee also resolved to retain Ernst & Young LLP as Renal Care Group’s independent auditor for 2003.

Submitted by the audit and compliance committee:

William V. Lapham, Chairman
Joseph C. Hutts
William P. Johnston
Kenneth E. Johnson, Jr., M.D.
Thomas A. Lowery, M.D.

      This report of the audit and compliance committee does not constitute “soliciting material” and should not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference in any of those filings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Medical Director Arrangements

      Dr. Lowery is a member of Tyler Nephrology Associates, P.A., a practice group currently consisting of eight nephrologists. Renal Care Group entered into a Medical Director Agreement with that practice group dated February 12, 1996. The Medical Director Agreement has a term of seven years with successive renewal terms of three years each and provides for medical director fees of $392,000 subject to agreed adjustments. During 2002, Renal Care Group entered into a Medical Director Agreement with Tyler Nephrology covering one facility for a term of one year. That agreement provides for medical director fees of $35,000 per year subject to adjustments. During 2002, Renal Care Group also entered into another Medical Director Agreement with Tyler Nephrology covering one facility for a term of ten years. That Agreement provides for medical director fees of $25,000 per year subject to adjustments. During 2002, Renal Care Group paid Tyler Nephrology Associates, P.A. a total of $478,667 under these Medical Director Agreements.

      Dr. Johnson is a member of Arizona Nephrology Associates, PLC, a practice group consisting of 14 nephrologists. Renal Care Group entered into a Medical Director Services Agreement with Dr. Johnson and several additional nephrologists dated September 30, 1996. The Medical Director Services Agreement has a term of seven years with successive renewal terms of three years each and as amended in 2002 provides for medical director fees of $1,168,000 per year. During 2002, Renal Care Group paid Arizona Nephrology Associates $1,202,000 in the aggregate under this Agreement.

      We believe that each of the foregoing agreements was obtained on terms no less favorable to the Company than could be obtained from unaffiliated third parties. The terms of each Medical Director Agreement were determined by arm’s-length negotiations between Renal Care Group and the practices, with the director taking no part in Renal Care Group’s review or negotiation of the relationship.

Leases of Real Property

      Dr. Lowery owns a 37% interest in real property and improvements used in the operation of two of our dialysis centers. We lease centers located in Carthage and Tyler, Texas from the group that includes Dr. Lowery. Each lease is a triple net lease with rent payable at $12.00 per square foot per year. The Tyler lease requires a gross payment of $20,092 per month, and the Carthage lease requires a gross payment of $2,479 per month. Each lease has an initial term of ten years with two additional five-year renewal options. The amount of rent is subject to a consumer price index adjustment after the initial five-year period. In addition, Renal Care Group has subleased back to Tyler Nephrology Associates, Inc. a portion of the Tyler center on terms substantially similar to those contained in the lease of such center to the Company. During 2002, Renal Care Group paid approximately $250,986 in rent under these leases net of amounts attributable to the sublease.

      We believe that the foregoing Lease was obtained on terms no less favorable than could be obtained from unaffiliated third parties.

Relationship with Vanderbilt University

      Dr. Jacobson currently serves as Vice Chancellor of Health Affairs at Vanderbilt University. Renal Care Group is a party to a Dialysis Center Management Agreement with Vanderbilt University Medical Center pursuant to which Renal Care Group manages the outpatient dialysis center of the medical center. This agreement has a one-year term that is automatically renewed each year unless either party cancels the agreement at least 90 days prior to the end of the current term. Renal Care Group is also a party to a Dialysis Center Development Agreement with Vanderbilt University Medical Center pursuant to which Renal Care Group has managed the development of a second outpatient dialysis center for Vanderbilt University Medical Center in Nashville, Tennessee. Renal Care Group received approximately $697,572 pursuant to these agreements for the year ended December 31, 2002.

Company Policy

      Our policy is that transactions with affiliates must be reviewed by the audit and compliance committee and approved by a majority of the disinterested members of the Board of Directors and that the transactions will be made on terms no less favorable to Renal Care Group than could be obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under Section 16 of the Exchange Act, our directors, executive officers and any person holding more than ten percent of our common stock are required to report their ownership of common stock and any changes in that ownership to the SEC and the New York Stock Exchange. SEC regulations require these persons to furnish copies of these reports to us. Specific due dates for these reports have been established, and Renal Care Group must report any failure to make required filings in 2002 in this Proxy Statement. Based solely on a review of the reports furnished to Renal Care Group or written representations from the Company’s directors, officers and ten percent beneficial owners, all of these reporting requirements were satisfied.

AUDITORS

      Ernst & Young LLP has served as Renal Care Group’s independent public accountants since its inception and has been selected to serve in that capacity for the fiscal year ended December 31, 2003. A representative of Ernst & Young LLP will attend the 2003 annual meeting to respond to questions from shareholders and to make a statement if necessary.

Audit Fees

      The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002, and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q during 2002 were $254,498.

Audit Related Fees

      The aggregate fees billed by Ernst & Young LLP in 2002 for audit-related services were $142,801. These audit-related fees were for reviews of our internal controls as they are maintained using the computer systems that support our financial reporting system.

Tax Fees

      The aggregate fees billed by Ernst & Young LLP for tax related services were $775,245. Of this amount, $531,045 related to tax compliance services (principally the preparation and review of tax returns and assistance in audits and reviews by taxing authorities) and $244,200 related primarily to assistance with federal, state and local tax planning advice.

All Other Fees

      The were no fees billed by Ernst & Young LLP for professional services rendered during the fiscal year ended December 31, 2002, other than those described above under the captions Audit Fees, Audit-Related Fees and Tax Fees.

Audit Committee Review

      Renal Care Group’s audit and compliance committee has reviewed the services rendered and the fees billed by Ernst & Young LLP for the fiscal year ended December 31, 2002. The audit and compliance committee determined that the services rendered and the fees billed last year that were not related to the audit of Renal Care Group’s financial statements are compatible with the independence of Ernst & Young LLP as the Company’s independent accountants.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

      Shareholders wishing to submit a proposal for action at Renal Care Group’s 2004 annual meeting of shareholders and to have the proposal included in Renal Care Group’s proxy materials relating to that meeting, must deliver their proposals to Renal Care Group at its principal offices not later than December 31, 2003. Additional legal requirements apply to any inclusion of shareholder proposals in proxy materials of Renal Care Group. Under Renal Care Group’s bylaws, any shareholder who intends to present a proposal for action at the 2004 annual meeting must file a copy of the proposal with the secretary of Renal Care Group at least 60 days before the meeting. However, if we give less than 70 days notice or prior public disclosure of the date of the meeting to shareholders, notice by the shareholder will be considered timely if we receive it no later than the close of business on the 10th day following the day on which such notice of the date or public disclosure was made.

ANNUAL REPORTS

      Renal Care Group’s 2002 Annual Report to shareholders is being mailed to shareholders with this Proxy Statement. The Annual Report is not part of the proxy soliciting material.

      SHAREHOLDERS MAY OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, FREE OF CHARGE, UPON WRITTEN REQUEST TO INVESTOR RELATIONS, RENAL CARE GROUP, INC., 2525 WEST END AVENUE, SUITE 600, NASHVILLE, TENNESSEE 37203.

OTHER MATTERS

      Management knows of no other matters to be presented and acted upon at the annual meeting other than those set forth in the accompanying notice. However, if any other matters requiring a vote of the shareholders should properly come before the 2003 annual meeting or any adjournment thereof, each proxy will be voted with respect thereto in accordance with the best judgment of the proxy holder.

Appendix A

AMENDED AND RESTATED

RENAL CARE GROUP, INC.

1999 LONG-TERM INCENTIVE PLAN

      This Amended and Restated Renal Care Group, Inc. 1999 Long-Term Incentive Plan sets forth and restates in their entirety the terms of the Renal Care Group, Inc. 1999 Long-Term Incentive Plan as amended through March 13, 2003.

ARTICLE 1

PURPOSE

      1.1     General. The purpose of the Renal Care Group, Inc. 1999 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Renal Care Group, Inc. (the “Corporation”), by linking the personal interests of its employees, officers, consultants and directors to those of the Corporation’s stockholders and by providing its employees, officers, consultants and directors with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of such persons upon whose judgment, interest, and special effort the successful conduct of the Corporation’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, consultants and directors.

ARTICLE 2

EFFECTIVE DATE

      2.1     Effective Date. The Plan was effective as of April 16, 1999, which was the date upon which it shall be approved by the Board (the “Effective Date”). The Plan was submitted to, and approved by, the stockholders of the Corporation for approval at the 1999 Annual Meeting of the Stockholders of the Company in June 1999. The Plan has been amended in each of 2000, 2001 and 2002, which amendments have been approved by the stockholders, to the extent required by the terms of the Plan or applicable law. The Plan has been further amended by action of the Board effective as of March 13, 2003. In the discretion of the Committee, Awards may be made to Covered Employees which are intended to constitute qualified performance-based compensation under Code Section 162(m). Any such Awards shall be contingent upon the stockholders having approved the Plan.

ARTICLE 3

DEFINITIONS

      3.1     Definitions. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Corporation.

(d) “Change in Control” means and includes each of the following:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); or

(2) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least 75% of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

(3) The approval by the Corporation’s stockholders of a reorganization, merger, share exchange or consolidation, other than one with respect to which those persons who were the beneficial owners, immediately prior to such reorganization, merger, share exchange or consolidation, of outstanding securities of the Corporation ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than 75% of the outstanding securities of the resulting corporation entitled to vote generally in the election of directors; or

(4) The approval by the Corporation’s stockholders of a complete liquidation and dissolution of the Corporation or the sale or other disposition of all or substantially all of the assets of the Corporation other than to a Subsidiary.

Notwithstanding the occurrence of any of the foregoing, the Board may determine, if it deems it to be in the best interest of the Corporation, that an event or events otherwise constituting a Change in Control shall not be so considered. Such determination shall be effective if it is made by the Board prior to the occurrence of an event that otherwise would be or probably will lead to a Change in Control or after such event if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably will lead to a Change in Control. Upon such determination, such event or events shall not be deemed to be a Change in Control for any purpose hereunder.

(e) “Change in Control Price” means the highest closing price per share paid for the purchase of Stock in a national securities market during the ninety (90) day period ending on the date the Change in Control occurs.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” means the committee of the Board described in Article 4.

(h) “Corporation” means Renal Care Group, Inc., a Delaware corporation.

(i) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(j) “Disability” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Corporation, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

(k) “Dividend Equivalent” means a right granted to a Participant under Article 11.

(l) “Effective Date” has the meaning assigned such term in Section 2.1.

(m) “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

(n) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(o) “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(p) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(q) “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(r) “Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Corporation. For Incentive Stock Options, the term shall have the same meaning as set forth in Code Section 424(e).

(s) “Participant” means a person who, as an employee, officer, consultant or director of the Corporation or any Parent or Subsidiary, has been granted an Award under the Plan.

(t) “Performance Unit” means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(u) “Plan” means the Renal Care Group, Inc. 1999 Long-Term Incentive Plan, as amended from time to time.

(v) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(w) “Retirement” means a Participant’s termination of employment with the Corporation, Parent or Subsidiary after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Corporation, or, in the event of the inapplicability thereof with respect to the person in question, as determined by the Committee in its reasonable judgment.

(x) “Stock” means the $0.01 par value common stock of the Corporation and such other securities of the Corporation as may be substituted for Stock pursuant to Article 14.

(y) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(z) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation. For Incentive Stock Options, the term shall have the meaning set forth in Code Section 424(f).

(aa) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(bb) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 4

ADMINISTRATION

      4.1     Committee. The Plan shall be administered by a committee (the “Committee”) appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code Section 162(m) and such relief is sought by the Corporation, Code Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

      4.2     Action By the Committee. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Parent or Subsidiary, the Corporation’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan.

      4.3     Authority of Committee. The Committee has the exclusive power, authority and discretion to:

(a) Designate Participants;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(k) Amend the Plan or any Award Agreement as provided herein.

      4.4.     Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

      5.1.     Number of Shares. Subject to adjustment as provided in Section 14.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Unit Award) shall be 5,500,000.

      5.2.     Lapsed Awards. To the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

      5.3.     Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

      5.4.     Limitation on Awards. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 14.1), the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 300,000, and the maximum aggregate number of shares of Stock that may be granted as Restricted Stock during any one calendar year under the Plan is ten percent (10%) of the number of shares available for grant.

ARTICLE 6

ELIGIBILITY

      6.1.     General. Awards may be granted only to individuals who are employees, officers, directors or consultants of the Corporation or a Parent or Subsidiary.

ARTICLE 7

STOCK OPTIONS

      7.1.     General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price shall not be less than the Fair Market Value as of the date of the grant, provided further that the Committee will not amend any Option to reduce the exercise price at any time after an option is issued.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exerciseable at an earlier date.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided, however, that if shares of Stock are used to pay the exercise price of an Option, such shares must have been held by the Participant for at least six months.

(d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Corporation and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

      7.2.     Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) Exercise Price. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant, provided further that the Committee will not amend any Incentive Stock Option to reduce the exercise price at any time after an option is issued.

(b) Exercise. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

(c) Lapse of Option. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

(1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

(2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

(3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant’s termination of employment; provided, however, that if the Participant’s employment is terminated by the Corporation for cause or by the Participant without the consent of the Corporation, the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

(4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant’s termination of employment.

(5) If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant’s death. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 13.6.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 13, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant’s termination of employment.

(d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(e) Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Parent or Subsidiary unless the exercise price per share of such

Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

(f) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

(g) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(h) Directors. The Committee may not grant an Incentive Stock Option to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Corporation or Parent or Subsidiary but only in that individual’s position as an employee and not as a director.

ARTICLE 8

STOCK APPRECIATION RIGHTS

      8.1.     Grant of SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a) Right to Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of one share of Stock on the date of exercise; over

(2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant in the case of any SAR related to an Incentive Stock Option.

(b) Other Terms. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

ARTICLE 9

PERFORMANCE UNITS

      9.1.     Grant of Performance Units. The Committee is authorized to grant Performance Units to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Units granted to each Participant. All Awards of Performance Units shall be evidenced by an Award Agreement.

      9.2.     Right to Payment. A grant of Performance Units gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Units are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Units in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Units that will be paid to the Participant.

      9.3.     Other Terms. Performance Units may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

ARTICLE 10

RESTRICTED STOCK AWARDS

      10.1.     Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee; provided, however, that the maximum aggregate number of shares of Stock that may be granted as Restricted Stock during any one calendar year under the Plan is ten percent (10%) of the number of shares available for grant. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

      10.2.     Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Any Restricted Stock that is issued with restrictions based solely on a Participant’s length of service with the Company will not become free of the restrictions in less than three years, except in the event of the Participant’s death or disability. Any Restricted Stock that is issued with restrictions based on the performance of the Company, a business unit or the Participant will not become free of the restrictions in less than one year, except in the event of the Participant’s death or disability.

      10.3.     Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

      10.4.     Certificates for Restricted Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11

DIVIDEND EQUIVALENTS

      11.1 Grant of Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.

ARTICLE 12

OTHER STOCK-BASED AWARDS

      12.1. Grant of Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of

Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards. The Committee may not award any shares of Stock purely as a bonus unless such Stock is granted in lieu of a bonus that would otherwise be paid or payable in cash by the Company.

ARTICLE 13

PROVISIONS APPLICABLE TO AWARDS

      13.1. Stand-Alone, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

      13.2. Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 14.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made, and after taking into account the tax, securities and accounting effects of such an exchange; provided, however, that, except as otherwise provided in the Plan, the exercise price of any Option may not be reduced and the original term of any Option may not be extended.

      13.3. Term of Award. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(e) applies, five years from the date of its grant).

      13.4. Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Corporation or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

      13.5. Limits on Transfer. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

      13.6 Beneficiaries. Notwithstanding Section 13.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate.

Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

      13.7.     Stock Certificates. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

      13.8     Acceleration upon Death or Disability. Notwithstanding any other provision in the Plan or any Participant’s Award Agreement to the contrary, upon the Participant’s death or Disability during his employment or service as a director or consultant, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

      13.9.     Changes in Control.

(a) Change in Control Followed By Employment Termination. Except as otherwise provided in the Award Agreement, in the event that a Change in Control shall occur and an employee Participant’s employment shall terminate, except as provided in the next sentence, within twelve (12) months after the Change in Control, then (i) all unexercised Awards (whether exercisable or not exercisable) shall automatically become one hundred percent (100%) vested and exercisable immediately, (ii) no other terms, conditions, restrictions or limitations shall be imposed upon any such Awards after such date, and in no circumstance shall an Award be forfeited on or after such date, and (iii) all such Awards shall be valued on the basis of the greater of the Change in Control Price or the Fair Market Value on the date of such termination, and such value shall promptly be paid to the Participant in cash by the Corporation or its successor. The foregoing shall not apply if employment termination is due to (i) death, (ii) disability entitling the Participant to benefits under the Corporation’s or its successor’s long-term disability plan, (iii) Cause, or (iv) resignation (other than (A) resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation or that is not in the same geographic area, or (B) resignation within 30 days following a reduction in base pay).

(b) Automatic Acceleration and Cash-Out. Upon a Change in Control that results directly or indirectly in the Stock (or the stock of any successor to the Corporation received in exchange for stock) ceasing to be publicly traded in a national securities market, (i) all unexercisable Awards (whether exercisable or not exercisable) shall automatically become one hundred percent (100%) vested and exercisable immediately, (ii) no other terms, conditions, restrictions or limitations shall be imposed upon any such Awards after such date, and in no circumstance shall an Award be forfeited on or after such date, and (iii) all such Awards shall be valued on the basis of the Change in Control Price, and such value shall promptly be paid to the Participant in cash by the Corporation or its successor.

(c) Miscellaneous. Upon a Change in Control, no action, including, without limitation, the amendment, suspension or termination of the Plan, shall be taken that would adversely affect the rights of any Participant or the operation of the Plan with respect to any Award to which a Participant may have become entitled hereunder on or prior to the date of the Change in Control or to which such Participant may become entitled as a result of such Change in Control.

      13.10.     Acceleration upon Certain Events Not Constituting a Change in Control. In the event of the occurrence of any circumstance, transaction or event not constituting a Change in Control (as defined in Section 3.1) but which the Board of Directors deems to be, or to be reasonably likely to lead to, an effective change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised to be fully exercisable, and/or all restrictions on all outstanding Awards to have lapsed, in each case, as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

      13.11.     Acceleration for any Other Reason. Regardless of whether an event has occurred as described in Section 13.10 or 13.11 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.11.

      13.12     Effect of Acceleration. If an Award is accelerated under Section 13.10 or 13.11, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

      13.13.     Performance Goals. The Committee may determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Corporation or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Corporation’s, Parent’s or Subsidiary’s stock price, (c) the Corporation’s total stockholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (d) the achievement by a business unit of the Corporation, Parent or Subsidiary of a specified target, or target growth in, net income or earnings per share, or (e) any combination of the goals set forth in (a) through (d) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder), and the Committee may reduce (but not increase) the Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

      13.14.     Termination of Employment. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Corporation to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Corporation, or transfers from one Parent or Subsidiary to another Parent or Subsidiary.

ARTICLE 14

CHANGES IN CAPITAL STRUCTURE

      14.1.     General. In the event a stock dividend is declared upon the Stock, the authorization limits under Section 5.1 and 5.4 shall be increased proportionately, and the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Corporation or of another corporation, whether through reorganization, recapitalization, reclassification, share exchange, stock split-up, combination of shares, merger or consolidation, the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award, or, subject to Section 15.2, there shall be made such other equitable adjustment as the Committee shall approve.

ARTICLE 15

AMENDMENT, MODIFICATION AND TERMINATION

      15.1.     Amendment, Modification and Termination. Except for amendments to correct scriveners’ errors and technical amendments to address changes in law, in each case which amendments do not materially alter the Plan which amendments may be approved by the Board, the Plan may not be amended without stockholder approval.

      15.2     Awards Previously Granted. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination, and provided further that, except as otherwise provided in the Plan, the exercise price of any Option may not be reduced and the original term of any Option may not be extended. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 16

GENERAL PROVISIONS

      16.1.     No Rights to Awards. No Participant or any eligible participant shall have any claim to be granted any Award under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants or eligible participants uniformly.

      16.2.     No Stockholder Rights. No Award gives the Participant any of the rights of a stockholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with such Award.

      16.3.     Withholding. The Corporation or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

      16.4.     No Right to Continued Service. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Corporation or any Parent or Subsidiary to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Corporation or any Parent or Subsidiary.

      l6.5.     Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Parent or Subsidiary.

      16.6.     Indemnification. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Corporation from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

      16.7.     Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Corporation or any Parent or Subsidiary unless provided otherwise in such other plan.

      16.8.     Expenses. The expenses of administering the Plan shall be borne by the Corporation and its Parents or Subsidiaries.

      16.9.     Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

      16.10.     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

      16.11.     Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

      16.12.     Government and Other Regulations. The obligation of the Corporation to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Corporation shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock paid under the Plan. The shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Corporation may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

      16.13.     Governing Law. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Tennessee.

      16.14     Additional Provisions. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

      The foregoing is hereby acknowledged as being the Renal Care Group, Inc. 1999 Long-Term Incentive Plan as adopted by the Board of Directors of the Corporation on April 16, 1999 as amended through March 13, 2003.

RENAL CARE GROUP, INC.

By: /s/ R. Dick Allison

Its: Executive Vice President

APPENDIX B

RENAL CARE GROUP, INC.

AMENDED AND RESTATED

AUDIT AND COMPLIANCE COMMITTEE CHARTER

Organization

      The Audit and Compliance Committee (the “Committee”) of the Board of Directors of Renal Care Group, Inc. (the “Company”) will be a permanent standing committee of the Board of Directors. The Committee will be composed of no less than three directors. The Board of Directors will specify the exact number of members of the Committee from time to time by majority vote. The Committee will assist the Board of Directors in exercising its authority with respect to financial and compliance matters.

Composition of the Committee

      All members of the Committee must be “independent directors” for purposes of the listing requirements of the New York Stock Exchange and any law or rule applicable to the Company. All members of the Committee must be financially literate, and the Chairman must be a “financial expert” for purposes of the listing requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002. Further, the only compensation a member of the Committee may receive from the Company will be director’s fees, including, without limitation, cash, stock or stock options ordinarily available to directors, and regular benefits other directors receive in their capacity as directors. No member of the Committee may serve on the audit committee of more than two other public companies, unless the Board of Directors determines, in the specific case, that such simultaneous service will not impair the ability of the member to serve effectively on the Committee. Any such determination will be disclosed in the Company’s proxy statement.

      The Board of Directors will appoint the members of the Committee on the recommendation of the Company’s Nominating and Governance Committee. The Board of Directors will designate a Chairman of the Committee by majority vote. In the absence of the Chairman, the members of the Committee may choose a chairman by majority vote. The Board of Directors may, at any time, remove one or more directors as members of the Committee.

Committee Meetings

      The Committee will meet at least four times a year, either in person or by conference telephone, and at a minimum, the Chairman shall meet no less than four times a year to review interim financial statements prior to the release of such statements to the public. Any of the following persons may call a meeting of the Committee: the Chairman of the Board of Directors, the President, Chief Executive Officer or Chief Financial Officer of the Company or the Chairman of the Committee. The Secretary of the Company or a member of the Committee will keep minutes of all meetings of the Company. The Chief Financial Officer will function as the management liaison officer to the Committee.

Statement of Policy

      The Committee will assist the Board of Directors in exercising its authority with respect to financial and compliance matters. The Committee will review the Company’s (1) accounting and financial reporting practices; (2) compliance with applicable laws, rules, regulations, and industry guidelines; (3) quality and integrity of financial reporting; (4) the independent auditor’s qualifications and independence; and (5) performance of the Company’s internal audit function. The Committee will work to facilitate free and open communication between the Company’s directors, independent auditors, internal auditors, financial management, and internal compliance personnel. The Committee will also prepare the report that rules of the Securities and Exchange Commission require be included in the Company’s annual proxy statement concerning the Committee and its activities.

Power and Authority

      In its review of financial and compliance matters, the Committee will have and may exercise all the powers and authority of the board of directors to the extent permitted under Section 141 of the General Corporation Law of the State of Delaware. Specifically, the Committee will have the power and authority to retain and terminate the Company’s independent auditors and to determine the compensation to be paid to those auditors.

      In performing his or her duties, each member of the Committee will be fully protected in relying in good faith upon:

1.	The records of the Company; and

2.	Information, opinions, reports or statements presented to the Committee or the Company by any of the Company’s officers or employees, or committees of the board of directors or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Committee or the Company.

Activities

      The Committee will review and monitor the Company’s accounting policies and financial reporting practices. The Committee will pay particular attention to any weaknesses in internal accounting policies and controls. The primary goal of the Committee’s activities will be to help assure that the Company’s financial statements present fairly, in all material respects, the Company’s financial condition and results of operations in accordance with generally accepted accounting principles. The Committee will also monitor and review matters concerning or relating to the Company’s compliance program.

      In the course of these activities, the Committee will:

1.	Retain and terminate the independent auditors to audit the financial statements of the Company and review any significant non-audit relationship with the independent auditors, it being understood that the independent auditors are ultimately accountable to the Board of Directors and the Committee as representatives of the Company’s shareholders. The Committee will consult with management in considering the retention or termination of the independent auditors, with the final decision always being that of the Committee.

2.	In consultation with management, determine the fees to be paid to the independent auditors to audit the financial statements of the Company and to provide significant non-audit services.

3.	Meet with the Company’s internal auditors, financial management, independent auditors, general counsel and compliance officer to be briefed on their independent evaluation of the Company’s compliance with legal, regulatory, financial, accounting, and auditing principles and standards.

4.	Review the Company’s internal audit function, including its independence and authority as well as the scope of its activities and related cost.

5.	At the conclusion of each annual audit, meet with the Company’s independent auditors, internal auditors, and financial management to review the scope of the audit, the audit procedures used, and any comments or recommendations of the independent auditors, including their judgment about the quality, not just acceptability, of accounting principles and any other communications required by generally accepted auditing standards.

6.	Discuss with, and receive reports from, the Company’s independent auditors, internal auditors, and financial management regarding audit scope and fees, as well as the adequacy and effectiveness of the Company’s accounting and financial controls. The Committee will give particular emphasis to the adequacy of these internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

7.	At least once a year, receive a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with any explanations for any deviation from the original internal audit plan.

8.	Discuss with, and receive reports from, the Company’s internal auditors, independent auditors, and financial management regarding changes in the Company’s accounting principles, standards, and policies that do, or could, have a significant impact on the Company’s financial statements.

9.	Provide an opportunity for the Company’s general counsel, compliance officer, internal auditors, and independent auditors to meet separately with the members of the Committee without other members of management present. Among the items to be discussed in meetings with auditors are the auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the auditors received during the course of the audit.

10.	Discuss with, and receive reports from, financial management and the independent auditors regarding the findings included in the independent auditors’ management letter.

11.	Prior to the public release of the annual financial statements to be included in the Company’s Annual Report on Form 10-K, meet with management and the independent auditors to review and discuss the disclosure and content of the financial statements as required by generally accepted auditing standards. The review under this Section 11 will include a review of the Company’s disclosures under management’s discussion and analysis of financial condition and results of operations.

12.	Review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q and the related quarterly earnings release. This review will include communications required by independent auditors under generally accepted auditing standards. The review under this Section 12 will also include a review (which may be a general review of items to be discussed, rather than a review of actual language) of the Company’s disclosures under management’s discussion and analysis of financial condition and results of operations.

The Chairman of the Committee may represent the entire Committee for purposes of this Section 12; provided, however, that each member of the Committee will be given the opportunity to participate in the review each quarter. If, in the Chairman’s opinion, management or the Company’s auditors have raised issues that need to be brought to the attention of the other members of the Committee, the Chairman will call a meeting of the entire Committee to discuss those issues. At least once a year, the Committee will discuss the types of information to be disclosed in quarterly earnings releases and Forms 10-Q as well as circumstances under which the members desire to be consulted as a Committee prior to a release (e.g., material changes in earnings guidance).

13.	Meet with the Company’s Compliance Committee or compliance officer to discuss (i) the Compliance Committee’s activities with respect to the development, implementation, and monitoring of the Company’s compliance program to encourage the Company and its employees to meet the ethical standards set forth in the Company’s standards of conduct and compliance program, (ii) management’s efforts to ensure that the Company’s mission, values, and standards of conduct are communicated to all employees on a regular basis, (iii) the activities of the Company and its employees in light of its standards of conduct and compliance program, and (iv) matters relating to education, training, and communication in connection with the Company’s standards of conduct and compliance program.

14.	Investigate any matter brought to its attention within the scope of its duties.

15.	As appropriate, obtain advice and assistance of outside legal, accounting, and other experts; determine and approve the fees to be paid to such experts, which fees will be paid by the Company.

16.	Discuss policies with respect to risk assessment and risk management.

17.	Review with the independent auditors any audit problems or difficulties and management’s response to those problems or difficulties.

18.	Set clear hiring policies for employees or former employees of the independent auditors.

19.	At least once a year, obtain and review a report by the independent auditors describing: the independent auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company.

20.	Conduct an annual performance evaluation of the Committee.

21.	Submit the minutes of all meetings of the committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

22.	Review all related party transactions and transactions involving any actual or potential conflict of interest between the Company and any elected officer or director. All related party transactions shall be subject to review and approval by the Committee and the Board of Directors.

23.	Review the results of internal and external auditors’ audits of senior officer and director expense reimbursements and perquisites.

24.	Establish procedures for the receipt, retention, investigation and treatment of complaints received by the Company related to accounting, internal controls or auditing matters. These procedures will include measures to provide for the confidential and anonymous submission of concerning by company employees regarding questionable accounting or auditing matters.

Quorum

      The presence of at least a majority of the members of the Committee will be necessary to transact business at meetings of the Committee, and action of the Committee will require concurrence of a majority of the members of the Committee present at such a meeting. Any action that could be taken at a meeting of the Committee may be taken by written consent signed by all members of the Committee.

RENAL CARE GROUP, INC.

This Proxy is Solicited on Behalf of the Board Of Directors

    The undersigned hereby appoints R. Dirk Allison and Gary Brukardt as Proxies, each with power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all the shares of common stock of Renal Care Group, Inc. held of record by the undersigned on April 16, 2003, at the 2003 Annual Meeting of Stockholders to be held on June 11, 2003.

    The Board of Directors recommends a vote “FOR” all of the following proposals:

1.  ELECTION OF DIRECTORS

☐	FOR the nominees listed below (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for the nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

(Stephen D. McMurray, M.D. and William V. Lapham as Class I Directors)

2.	PROPOSAL TO: approve an amendment to the Renal Care Group, Inc. 1999 Long-Term Incentive Plan that would increase the number of shares available for issuance from 5,500,000 to 7,500,000; and

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be dated and signed on reverse side)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS LISTED ABOVE AND FOR PROPOSAL 2 ABOVE.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: , 2003

Signature

Signature if held jointly